AMENDMENT NO. 1 TO DIRECTOR AGREEMENT

AMENDMENT NO. 1 TO DIRECTOR AGREEMENT (this "Amendment"), dated as of August 26, 2022, to be effective as of April 8, 2022, between Purebase Corporation, a Nevada corporation (the "Company") and Jeffrey Joseph Guzy (the "Director"). Each of the Company and the Director shall be referred to collectively as the "Parties" and individually as a "Party."

W I T N E S S E T H:

WHEREAS, the Company and the Director previously entered into the Director Agreement, dated April 8, 2021, a copy of which is attached hereto as Exhibit A (the "Director Agreement"); and

WHEREAS, the Parties desire to amend certain terms of the Director Agreement, as set forth below.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Amendments.

(a) Section 2 of the Director Agreement is hereby deleted in its entirely and replaced with the following:

> "2. TERM. The term of this Agreement shall commence on the date hereof and shall continue for the earlier of twelve (12) months or the Director's removal or resignation (the "Term"); provided, however, that such Term shall automatically renew for successive one-year periods (each, a "Renewal Term") unless either Party shall notify the other Party of such Party's desire to terminate the Agreement within 30 days of the expiration of the then current Term.

(b) Section 3 of the Director Agreement is hereby deleted in its entirely and replaced with the following:

> "3. COMPENSATION. For services to be rendered by the Director in such capacity hereunder, the Company agrees to pay the Director the following:
>
> - Cash Fees: The Director shall be entitled to a cash fee of $1,000 per month (the "Cash Fee") which Cash Fee shall accrue until such time as the Company has its first cash-flow positive month. In the event the Company is not cash-flow positive at the beginning of a Renewal Term (the "Renewal Date") or upon the Director's resignation or removal (the "Termination Date"), the Company shall pay the Director within ten (10) days of the Renewal Date or the Termination Date, as the case may be,

any outstanding accrued Cash Fee in common stock of the Company at a price per share equal to the lower of (i) the market value of such common stock on the exchange or trading market where such stock is then traded or quoted (the "Market Price") on the Renewal Date or the Termination Date, as the case may be, or (ii) the volume-weighted average price of the common stock for the twenty (20) days immediately preceding the Renewal Date or the Termination Date, as the case may be.

- Equity Fees: Upon the execution of the Agreement and on each Renewal Date, the Director shall be granted a five-year option to purchase 250,000 shares of the Company's common stock at an exercise price equal to the Market Price on the date of issuance. Such option is not transferrable and the director is subject to all of the SEC reporting requirements associated with the grant, exercise and sale of equity compensation.

2. Full Force and Effect. Except as herein amended, all provisions of the Director Agreement are hereby ratified and affirmed and shall remain in full force and effect. In the event of any conflict between any provision of this Amendment and the Director Agreement, the provisions of this Amendment shall be controlling.

3. Further Assurances. Each Party hereto, without additional consideration, shall cooperate, shall take such further action and shall execute and deliver such further documents as may be reasonably requested by the other Party hereto in order to carry out the provisions and purposes of this Amendment.

4. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

5. Governing Law. The substantive laws of the applicable state, as well as terms regarding forum and jurisdiction, as originally provided in the Agreement shall govern the construction of this Amendment and the rights and remedies of the Parties.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to Director Agreement as of the date first above written.

PUREBASE CORPORATION

By: ______________________________
Name: A. Scott Dockter
Title: Chief Executive Officer

DIRECTOR:

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Print Name: Jeffrey Joseph Guzy

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<u>Exhibit A</u>

Director Agreement